UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On February 6, 2015, the Board of Directors (the “Board”) of PerkinElmer, Inc. (“PerkinElmer” or the “Company”) elected Sylvie Grégoire to serve on the Board, effective immediately.

In connection with her election to the Board, Dr. Grégoire will receive $20,000 and a stock award of PerkinElmer common stock with a fair market value of $25,000, the prorated portion of the current annual compensation for the Company’s non-employee directors. In keeping with PerkinElmer’s director compensation program, she will also receive an initial one-time grant of a stock option for 10,000 shares of PerkinElmer common stock. Each award will be made on the customary terms and conditions of grants to PerkinElmer’s non-employee directors.

On February 6, 2015, James C. Mullen informed PerkinElmer of his decision not to stand for re-election as a director of the Company at the annual meeting of shareholders to be held on April 28, 2015 due to his ongoing professional obligations. Mr. Mullen informed the Company that his decision not to stand for re-election was not a result of a disagreement with the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: February 9, 2015	By:	/s/ John L. Healy

John L. Healy

Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “PerkinElmer Elects Sylvie Grégoire to its Board of Directors” dated February 9, 2015